SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report for Event Occurring April 2, 2002

of

ALLIED HOLDINGS, INC.
401(k) RETIREMENT PLAN

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
(404) 370-1100

Item 5.	Other Matters.

     On April 2, 2002, the Board of Directors of Allied Holdings, Inc. (the “Company”), the administrator of the Allied Holdings, Inc. 401(k) Retirement Plan (the “Plan”), dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditor. Accordingly, Arthur Andersen has also been dismissed as the Plan’s independent auditor. In addition, on April 2, 2002, the Board of Directors of the Company engaged KPMG LLP as the Company’s independent auditors. Accordingly, KPMG LLP has commenced its engagement as the Plan’s independent auditors with its review of the Plan’s financial statements for the fiscal year ended December 31, 2001.

     Arthur Andersen’s reports on the Plan’s consolidated financial statements for each of the years December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, which disagreements, if not resolved to Arthur Andersen’s satisfactions, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     During the years ended December 31, 2000 and December 31, 1999, and through April 2, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Plan’s consolidated financial statements for such years.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years of the Plan ended December 31, 2000 or December 31, 1999, or during any subsequent interim period through April 2, 2002.

     During the years ended December 31, 2000 and December 31, 1999, and through April 2, 2002, the Plan did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2002

ALLIED HOLDINGS, INC.

By: Name: Title:	/s/ Daniel H. Popky Daniel H. Popky Senior Vice President and Chief Financial Officer